UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.         Entry into a Material Definitive Agreement.

On May 18, 2022, J & J Snack Foods Corp. (the “Company” or “J & J”), entered into a Securities Purchase Agreement (the “Agreement”), by and among the Company, as guarantor, DD Acquisition Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Buyer” and together with the Company, “Buyer Parties”), Dippin’ Dots Holding, L.L.C., an Oklahoma limited liability company and leading producer of flash-frozen beaded ice cream treats (“Dippin’ Dots”), Fischer Industries, L.L.C., an Oklahoma limited liability company (“FIL”), Stephen Scott Fischer Revocable Trust (“SSF Trust” and together with FIL, each a “Seller” and collectively, “Sellers”), Stephen Scott Fischer Exempt Trust (“SSF Exempt Trust”), Mark A. Fischer 1994 Trust (“MAF 1994 Trust”), Susan L. Fischer 1994 Trust (“SLF 1994 Trust”), Christy Fischer Speakes Exempt Trust (“CFS Exempt Trust” and, together with, FIL, SSF Trust, SSF Exempt Trust, MAF 1994 Trust and SLF 1994 Trust, each an “Owner” and collectively, the “Owners”), Mark A. Fischer, as the Seller Representative (the “Seller Representative”), and Cryogenic Processors Holding, LLC, an Oklahoma limited liability company (“Processors”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, one hundred percent of the membership interests of Dippin’ Dots (the “Transaction”) for the aggregate consideration of $222 million (the “Purchase Price”). The Purchase Price will be payable by J & J in readily available funds at the closing of the Transaction (“Closing”), subject to customary adjustments for cash, indebtedness, transaction expenses and working capital.

Each of the Sellers and Owners, jointly and severally, and Buyer, have made customary representations and warranties for a transaction of this nature, which shall survive for 12 months after the Closing, except for certain representations relating to organization, ownership, authorization, enforceability, no violation of laws and material contracts, title to assets, taxes, intellectual property and brokers and other advisors (the “Fundamental Representations”), which survive until the later of six years or 60 days after the expiration of the relevant statute of limitations. The Company has purchased a buyer-side representations and warranties insurance policy (the “R&W Insurance Policy”). The R&W Insurance Policy will be issued as of the Closing, and will be the Buyer Parties’ primary recourse with respect to breaches of the Sellers’ or Owners’ representations and warranties other than the Fundamental Representations. Sellers’ or Owners’ liability for breaches of Fundamental Representations, other than for a claim of fraud, is subject to a cap equal to the Purchase Price. The R&W Insurance Policy is subject to a cap and certain customary terms, exclusions and deductibles, which may limit Buyer Parties’ ability to make recoveries thereunder.

For five years following the Closing, the Sellers, Owners and Processors have each agreed to customary non-solicitation and non-competition provisions. The non-competition provisions of the Agreement prohibit the Sellers, Owners and Processors from engaging, directly or indirectly, in any business that is the same as or substantially similar to or is or would be competitive with the primary business of Dippin’ Dots. The Sellers, Owners and Processors are permitted to engage in cryogenic business for specified categories of cryogenic products produced by Processors that are generally very distinct from the main Dippin’ Dots business.

Each party’s obligation to consummate the Transaction is subject to certain conditions, including the expiration of the 30 day Hart-Scott-Rodino waiting period, the accuracy of the other party’s representations and warranties and the performance, in all material respects, by the other party of its obligations under the Agreement.

The Agreement contains certain customary termination rights of Buyer and Seller Representative including, among others, a mutual termination right if the Transaction is not consummated by August 16, 2022 (“Termination Date”), however, Buyer or Seller Representative shall not be entitled to terminate the Agreement if failure to fulfill any obligation under the Agreement by such party has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Company also issued a press release regarding the Transaction which is attached to this Form 8-K as Exhibit 99.1.

In addition to the Agreement and in furtherance of the Transaction, the parties have also agreed to enter into a License Agreement, a Transition Services Agreement, and an Intellectual Property Assignment Agreement, which are Exhibit C, Exhibit D, and Exhibit E, to the Agreement, respectively, and each to be entered into and effective as of the Closing.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the Board of Directors (the “Board”) of J & J Snack Foods Corp. (the “Company”) appointed current President and Chief Executive Officer, Dan Fachner, and Roy Jackson to the Board, effective May 19, 2022. Mr. Fachner joins the Board after 12 months in his role as President and Chief Executive Officer of the Company. Prior to being promoted to President and Chief Executive Officer of the Company, Mr. Fachner served as President of The ICEE Company, one of the Company’s largest operating subsidiaries. Mr. Jackson, a retired Coca-Cola executive, has over 25 years in the food service industry and is a current member of the board of directors of CustomerX.i. Inc.

In connection with the appointment of Messrs. Fachner and Jackson, the Board increased its size from five to seven members.

The Board has determined that Mr. Fachner, as President and Chief Executive Officer of the Company, does not qualify as independent under the NASDAQ listing standards. Mr. Fachner’s compensation has not changed pursuant to this appointment. The Board has determined that Mr. Jackson qualifies as an independent director under the NASDAQ listing standards. Mr. Jackson will participate in the non-employee director compensation program as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on December 23, 2021.

There are no other arrangements or understandings between Mr. Jackson and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Jackson has any interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company also issued a press release announcing the appointment of Messrs. Fachner and Jackson which is attached to this Form 8-K as Exhibit 99.2.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Document

2.1
Securities Purchase Agreement, by and among the Company, DD Acquisition Holding, LLC, Dippin’ Dots Holding, L.L.C., Fischer Industries, L.L.C., Stephen Scott Fischer Revocable Trust, Stephen Scott Fischer Exempt Trust, Mark A. Fischer 1994 Trust, Susan L. Fischer 1994 Trust, Christy Fischer Speakes Exempt Trust, Mark A. Fischer, as the Seller Representative, and Cryogenics Processors, LLC

99.1	Press Release dated May 19, 2022.

99.2	Press Release dated May 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP. By: /s/Michael A. Pollner Name: Michael A. Pollner Title: SVP & General Counsel

Date: May 20, 2022